Supplemental Information to the

Evergreen Income Advantage Fund

Proxy Statement dated June 30, 2009

(the “Proxy Statement”)

The following replaces the first paragraph on page 4 of the Proxy Statement:

As of June 12, 2009, the Depository Trust Company owned of record approximately 100% of the outstanding shares of the Fund.  No person is shown on the books and records of the Fund as owning beneficially 5% or more of the outstanding shares of any class of the Fund as of June 12, 2009.  The entities listed below have made filings with the Securities and Exchange Commission disclosing their ownership of beneficial interests in the outstanding shares of the Fund in the amounts set forth opposite their names below.  The filings are available at the Securities and Exchange Commission’s website (www.sec.gov).

Class	Shareholder Name and Address	Number of Shares Owned	Percentage Owned
Common (30023Y105)	First Trust Portfolios L.P. First Trust Advisors L.P. The Charger Corporation 120 East Liberty Drive, Suite 400 Wheaton, IL 60187	4,584,008	6.7%*
Preferred (30023Y204) (30023Y303) (30023Y402) (30023Y501) (30023Y600) (30023Y709)	Bank of America Corporation Bank of America, N.A. Bank of America Corporate Center 100 North Tryon Street Charlotte, NC 28255 Merrill Lynch, Pierce, Fenner & Smith, Inc. 4 World Financial Center 250 Vesey Street New York, NY 10080	2,098	26.8%*
Preferred (30023Y204) (30023Y303) (30023Y402) (30023Y501) (30023Y600) (30023Y709)	Citigroup Global Markets Inc. Citigroup Financial Products Inc. Citigroup Global Markets Holdings Inc. 388 Greenwich Street New York, NY 10013 Citigroup Inc. 399 Park Avenue New York, NY 10043	416	5.3%*
Preferred (30023Y204) (30023Y303) (30023Y402) (30023Y501) (30023Y600) (30023Y709)	UBS A.G. UBS Securities LLC UBS Financial Services, Inc. Bahnhofstrasse 45 P.O. Box CH-8021 Zurich, Switzerland	526	6.38%*

* The filing by the listed entity indicates that the entity shares dispositive and voting power over the securities with another person.

Dated: June 30, 2009